Exhibit 10-d

THIRD AMENDMENT
OF
ADC TELECOMMUNICATIONS, INC.
DEFERRED COMPENSATION PLAN
(1989 Restatement)

The “ADC Telecommunications, Inc. Deferred Compensation Plan (1989 Restatement)” adopted by the Board of Directors of ADC Telecommunications, Inc., a Minnesota Corporation, on September 24, 1989, effective November 1, 1989, as amended by First and Second Amendments effective March 12, 1996 (hereinafter collectively referred to as the “Plan Statement”), is hereby further amended as follows:

1.             Effective December 9, 2003, the following Section 2.5 shall be added to Section 2 of the Plan Statement as follows:

2.5           Plan Termination Transition – Effective December 9, 2003, no further deferrals of Deferrable Compensation may be made by any Participant, and no otherwise Eligible Employees may become Participants in the Plan.  The Plan shall remain in existence until such time as all Account balances have been fully paid to Participants in accordance with their elections, at which time the Plan shall be automatically terminated.

2.             Except as herein expressly amended, the Plan Statement shall continue in full force and effect.

IN WITNESS WHEREOF, ADC Telecommunications, Inc. has caused this Third Amendment to be executed by a duly authorized officer.

December 9, 2003	ADC TELECOMMUNICATIONS, INC.

	By:	/s/ Jeffrey D. Pflaum
Jeffrey D. Pflaum
	Its:	Corporate Secretary